   As filed with the Securities and Exchange Commission on February 19, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                 AMENDMENT NO. 1
                                       TO

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
             (Exact name of Registrant as Specified in its Charter)

             MARYLAND                                    84-1259577
     --------------------------             ------------------------------------
     (State of Incorporation or             (I.R.S. Employer Identification No.)
          Organization)


                     1873 SOUTH BELLAIRE STREET, 17TH FLOOR
                           DENVER, COLORADO 80222-4348
                   -------------------------------------------
                    (Address of principal executive offices)







If this Form relates to the registration of a          If this Form relates to the registration of a class
class of debt securities and is effective upon         of debt securities and is to become effective
filing pursuant to General Instruction                 simultaneously with the effectiveness of a
A(c)(1) please check the following box.                concurrent registration statement under the
[ ].                                                   Securities Act of 1933 pursuant to General
                                                       Instruction A(c)(2) please check the following
                                                       box.   [   ]
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Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------

Class K Convertible Cumulative Preferred          The New York Stock Exchange
Stock, par value $.01 per share (liquidation
preference $25 per share)



Securities to be registered pursuant to Section 12(g) of the Act:  None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         This Amendment No. 1 amends and restates the Registrant's registration statement on Form 8-A dated February 12, 1999 (the "Original Form 8-A") relating to the Class K Convertible Cumulative Preferred Stock of Apartment Investment and Management Company. This Amendment No. 1 replaces the Original Form 8-A in its entirety.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of Class K Convertible
Cumulative Preferred Stock, par value $.01 per share (liquidation preference $25 per share) (the "Class K Preferred Stock"), of Apartment Investment and
Management Company, a Maryland corporation (the "Registrant"). Each share of
Class K Preferred Stock is convertible into 0.59524 shares of Class A Common
Stock, par value $.01 per share, of the Registrant. The description of the Class
K Preferred Stock to be registered hereunder is set forth under the caption
"Description of Class K Convertible Cumulative Preferred Stock" in the
Registrant's Prospectus Supplement, dated February 11, 1999, with respect to the
Class K Preferred Stock (the "Prospectus Supplement"), filed pursuant to Rule
424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant's Registration Statement on Form S-3 (No. 333-61409) filed with the
Commission on November 25, 1998, as amended, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The Registrant intends to register the Class K Preferred Stock on The
New York Stock Exchange, on which exchange other securities of the Registrant are registered. Accordingly, copies of the following exhibits will be filed with The New York Stock Exchange, and are filed as exhibits to this Registration
Statement:

         3.1      Charter of Registrant (incorporated by reference to Exhibit
                  3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998).

         3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997).

         3.3      Articles Supplementary relating to the Class K Preferred
                  Stock.

         3.4      Form of Stock Certificate relating to the Class K Preferred
                  Stock.





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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             APARTMENT INVESTMENT AND
                                             MANAGEMENT COMPANY




                                             By: /s/ TROY D. BUTTS
                                                --------------------------------
                                                Name:    Troy D. Butts
                                                Title:   Vice President and
                                                         Chief Financial Officer


Date: February 19, 1999










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                                  EXHIBIT INDEX

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

  EXHIBIT NO.     DESCRIPTION
  -----------     -----------
      3.1         Charter of Registrant (incorporated by reference to Exhibit
                  3.1 to the Registrant's Quarterly Report on Form 10-Q for the
                  quarterly period ended September 30, 1998).

      3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997).

      3.3         Articles Supplementary relating to the Class K Preferred
                  Stock.

      3.4         Form of Stock Certificate relating to the Class K Preferred
                  Stock.



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